Exhibit 99.1

           Rockwell Medical Technologies, Inc. Reports Second Quarter
                EPS Improves $.02; Sales Revenue Increases 26.9%


    WIXOM, Mich., Aug. 12 /PRNewswire-FirstCall/ -- Rockwell Medical Technologies, Inc. (Nasdaq: RMTI), a leading, innovative hemodialysis products company in the healthcare sector, reported its second quarter 2004 results today which included the following second quarter highlights:

    *  Sales increased 26.9% over the second quarter of 2003.
    * Sales were $4,382,924, compared to $3,453,554 in the second quarter of 2003.
    * Net income was $54,625, compared to a loss of ($93,230) in the second quarter of 2003.
    * Earnings per share was $.01, an improvement of $.02 per share over the loss ($.01) per share in the second quarter of 2003.
    * Dri-Sate(R) Dry Acid Concentrate unit volume increased 55% over the second quarter of 2003.
    * Hemodialysis concentrate revenue increased 36% compared to the second quarter of 2003.


    First half 2004 results improved significantly over the first half of 2003 which included the following highlights:

    *  Sales increased 26.2% over the first half of 2003.
    * Net income improved by $315,000 as compared to a loss of ($180,023) in the first half of 2003.
    * Earnings per share was $.02, an improvement of $.04 per share compared to the first half of 2003.


    Mr. Robert L. Chioini, Chairman, CEO, and President of Rockwell Medical Technologies, Inc. stated, "Second quarter sales were in line with our expectations. We anticipate continued sales growth in the second half of 2004. Going forward, we will continue to focus on building our core concentrate business as well as obtaining FDA approval to market our proprietary iron-therapy concentrate product."

    Rockwell will be hosting a conference call to review its second quarter results on August 12, 2004 at 11:00 a.m. EDT. Investors are encouraged to call in 5-10 minutes in advance of the call at 888-896-0862 or may listen on the web at:
http://orion.calleci.com/servlet/estreamgetevent?id=4013&folder=default using
Windows Media Player. See http://rockwellmed.com for more details and playback options.

    Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased 6-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri-Sate(R) Dry Acid Mixing System, RenalPure(TM) Liquid Acid, RenalPure(TM) Powder Bicarbonate, SteriLyte(R) Liquid Bicarbonate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at http://www.rockwellmed.com .

    Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's anticipated sales revenue and the potential of Rockwell's proprietary dialysate iron product, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions in the hemodialysis industry, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.



              Rockwell Medical Technologies, Inc. and Subsidiary

                        Consolidated Income Statements

      For the three and six months ended June 30, 2004 and June 30, 2003


                               (Whole dollars)
                                 (Unaudited)

                     Three Months   Three Months    Six Months    Six Months
                        Ended           Ended         Ended         Ended
                    June 30, 2004  June 30, 2003  June 30, 2004  June 30, 2003
    Sales            $4,382,924      $3,453,554    $8,690,768    $6,888,291
    Cost of Sales     3,700,686       2,881,154     7,313,570     5,843,091
      Gross Profit      682,238         572,400     1,377,198     1,045,200
    Selling,
     General and
     Administrative     582,977         608,592     1,153,388     1,128,827
      Operating Income
       (Loss)            99,261         (36,192)      223,810       (83,627)
    Interest Expense,
     net                 44,636          57,038        88,968        96,396
      Net Income (Loss) $54,625        $(93,230)     $134,842     $(180,023)
    Average shares
     outstanding      8,544,296       8,488,283     8,539,889     8,488,283
    Basic Earnings
     (Loss) per Share     $0.01          $(0.01)        $0.02        $(0.02)

    Diluted shares
     outstanding      9,279,356       8,488,283     9,312,119     8,488,283
    Diluted  Earnings
     (Loss)  per Share    $0.01          $(0.01)        $0.01        $(0.02)



              ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                         CONSOLIDATED BALANCE SHEETS

                  As of June 30, 2004 and December 31, 2003


                               (Whole Dollars)


         ASSETS                                      JUNE 30,     DECEMBER 31,
                                                       2004           2003
    Cash and Cash Equivalents                       $306,032       $106,639
    Restricted Cash and Cash Equivalents               8,662          8,662
    Accounts Receivable, net of a reserve of
     $34,500 in 2004 and $34,500 in 2003           2,226,195      2,169,564
    Inventory                                      1,433,358      1,350,291
    Other Current Assets                             131,559        103,971
        Total Current Assets                       4,105,806      3,739,127

    Property and Equipment, net                    2,030,739      1,943,376
    Intangible Assets                                301,834        314,071
    Goodwill                                         920,745        920,745
    Other Non-current Assets                         125,271        127,467
         Total Assets                             $7,484,395     $7,044,786


        LIABILITIES AND SHAREHOLDERS' EQUITY

    Short Term Borrowings                           $498,594       $642,018
    Notes Payable & Capitalized Lease Obligations    343,508        307,959
    Accounts Payable                               2,036,906      1,666,952
    Accrued Liabilities                              351,580        329,519
         Total Current Liabilities                 3,230,589      2,946,448

    Long Term Notes Payable &
     Capitalized Lease Obligations                   913,980        926,230

         Shareholders' Equity:
    Common Share, no par value, 8,551,814 and
     8,519,405 shares issued and outstanding      11,865,096     11,832,220
    Common Share Purchase Warrants, 3,761,071
     and 3,766,071 shares issued and outstanding     320,150        320,150
    Accumulated Deficit                           (8,845,420)    (8,980,262)
          Total Shareholders' Equity               3,339,826      3,172,108

         Total Liabilities and
          Shareholders' Equity                    $7,484,395     $7,044,786




SOURCE  Rockwell Medical Technologies, Inc.
    -0-                             08/12/2004
    /CONTACT: Thomas Klema of Rockwell Medical Technologies, Inc., +1-248-960-9009/
    /Web site:  http://rockwellmed.com
    http://orion.calleci.com/servlet/estreamgetevent?id=4013&folder=default /
    (RMTI)

CO:  Rockwell Medical Technologies, Inc.
ST:  Michigan
IN:  MTC
SU:  ERN CCA MAV